Exhibit 5.5

[LETTERHEAD OF VENABLE LLP]

May 12, 2014

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

As Representative of the several Underwriters (as herein defined)

U.S. Bank National Association

Suite 1600

100 Wall Street

New York, New York 10005

Re:	Grafco Industries Limited Partnership

Guaranty of Notes

Ladies and Gentlemen:

We have served as Maryland counsel to Grafco Industries Limited Partnership, a Maryland limited partnership (the “Partnership”), in connection with certain matters of Maryland law arising out of the guarantee by the Partnership of $500,000,000 aggregate principal amount of 5.5% Second Priority Senior Secured Notes due 2022 (the “Notes”), issued by Berry Plastics Corporation, a Delaware corporation (the “Issuer”), pursuant to the Indenture (as defined below). The Notes will be sold pursuant to an Underwriting Agreement, dated as of May 5, 2014 (the “Underwriting Agreement”), among Credit Suisse Securities (USA) LLC, as representative of the underwriters named in Schedule A thereto (the “Underwriters”), the Issuer, Berry Plastics Group, Inc., a Delaware corporation (the “Parent Guarantor”), and certain subsidiaries of the Issuer, including the Partnership. This firm did not participate in the negotiation or drafting of the Transaction Documents (as hereinafter defined).

In connection with our representation of the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Sixth Amended and Restated Certificate of Limited Partnership and Limited Partnership Agreement of the Partnership (the “Certificate of Limited Partnership”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2. Resolutions adopted by Caplas Neptune, LLC, a Delaware limited liability company, acting in its capacity as sole general partner of the Partnership (the “General Partner”), relating to the execution, delivery and performance by the Partnership of the Transaction Documents, certified by an officer of the managing member of the General Partner;

Credit Suisse Securities (USA) LLC

As Representative of the several Underwriters

U.S. Bank National Association

May 12, 2014

3. The Underwriting Agreement;

4. The Indenture, dated as of the date hereof (the “Indenture”) among the Issuer, the Parent Guarantor, certain subsidiaries of the Issuer, including the Partnership, and U.S. Bank National Association, as trustee (the “Trustee”);

5. The form of global security representing the Notes;

6. The Collateral Agreement, dated as of September 20, 2006, as amended by the Supplements dated as of May 7, 2007, April 3, 2007, February 5, 2008, December 3, 3009, July 19, 2010, September 1, 2011, November 9, 2012 and July 16, 2013 (collectively, the “Second Lien Collateral Agreement”), together with the Additional Secured Creditor Consents, dated as of December 3, 2009, April 30, 2010 and November, 19, 2010, among the Issuer and certain subsidiaries of the Issuer identified therein, including the Partnership, and U.S. Bank National Association, as successor to Wells Fargo Bank, N.A., as collateral agent (the “Second Lien Collateral Agent”);

7. The Additional Secured Creditor Consent to the Second Lien Collateral Agreement, dated as of the date hereof (the “Additional Consent”), among the Issuer and certain subsidiaries of the Issuer identified therein, including the Partnership, and the Second Lien Collateral Agent;

8. The Second Amended and Restated Intercreditor Agreement, dated as of February 5, 2008, together with the Joinder Agreements, dated as of December 3, 2009, April 30, 2010 and November, 19, 2010, among the Issuer, the Parent Guarantor, Credit Suisse, Cayman Islands Branch and Bank of America, N.A., in their capacities as administrative agent and collateral agent;

9. The Joinder Agreement to the Intercreditor Agreement, dated as of the date hereof (the “Joinder Agreement” and together with the Underwriting Agreement, the Indenture and the Additional Consent, the “Transaction Documents”), among the Issuer, the subsidiaries of the Issuer party thereto, including the Partnership, U.S. Bank National Association, as New Second Priority Notes Trustee and New Second Priority Notes Collateral Agent (as defined therein), and the other parties thereto;

Credit Suisse Securities (USA) LLC

As Representative of the several Underwriters

U.S. Bank National Association

May 12, 2014

10. The UCC-1 Financing Statement filed with the SDAT as File No. 181332986, as amended by amendments filed with the SDAT on January 13, 2010, April 29, 2010 and January 10, 2013 (the “Second Lien Financing Statement”), naming the Partnership, as debtor, and U.S. Bank National Association, as Collateral Agent, as secured party, in the forms filed with the SDAT in accordance with the Maryland Uniform Commercial Code (the “UCC”) with respect to the Second Lien Collateral Agreement

11. A certificate of the SDAT, dated as of a recent date, as to the good standing of the Partnership;

12. A certificate executed by an officer of the managing member of the General Partner, dated as of the date hereof; and

13. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Partnership) is duly authorized to do so.

3. Each of the parties (other than the Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information (but not legal conclusions as to matters on which we opine) contained in the

Credit Suisse Securities (USA) LLC

As Representative of the several Underwriters

U.S. Bank National Association

May 12, 2014

Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The interest of Wells Fargo Bank, N.A. as Collateral Agent under the Second Lien Collateral Agreement has been effectively assigned by Wells Fargo Bank, N.A. to U.S. Bank National Association, and each UCC Financing Statement Amendment comprising the Second Lien Financing Statement was duly authorized by the secured party of record.

6. All descriptions of property in which security interests subject to the UCC are created under the Second Lien Collateral Agreement, as contained in the Second Lien Collateral Agreement, reasonably and accurately identify the property described or intended to be described.

7. The Second Lien Financing Statement is still effective, has not been terminated, and has not been otherwise amended.

8. Value has been given for the security interests purported to be created under the Second Lien Collateral Agreement. The Partnership has rights or the power to transfer rights in the collateral described in the Second Lien Collateral Agreement that is of the type in which a security interest can be created under Title 9 of the UCC. The security interests purported to be created under the Second Lien Collateral Agreement in favor of the Second Lien Collateral Agent for the benefit of the holders of the Notes have attached.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Partnership is a limited partnership duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with SDAT. The Partnership has the requisite limited partnership power to enter into and perform its obligations under the Transaction Documents.

2. The execution and delivery by the Partnership of the Transaction Documents and the performance by the Partnership of its obligations thereunder (including the guarantee by the Partnership of the Notes) have been duly authorized by all necessary limited partnership action on the part of the Partnership, and the Transaction Documents have each been duly executed and delivered by the Partnership.

Credit Suisse Securities (USA) LLC

As Representative of the several Underwriters

U.S. Bank National Association

May 12, 2014

3. The execution and delivery by the Partnership of the Transaction Documents and the performance by the Partnership of its obligations thereunder (including the guarantee by the Partnership of the Notes) do not and will not (a) conflict with or violate any applicable statute, regulation or rule of the State of Maryland where such conflict or violation would have a material adverse effect on the Partnership or (b) violate the Certificate of Limited Partnership.

4. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency of the State of Maryland in respect of the Partnership is required in connection with the execution or delivery of the Transaction Documents to which it is a party or the performance by the Partnership of its obligations thereunder (including the guarantee by the Partnership of the Notes), or, if required, such consent, approval, authorization, order, filing, registration or qualification has been obtained or made.

5. The security interests created by the Second Lien Collateral Agreement in all of the collateral described in the Second Lien Collateral Agreement that is of the type in which a security interest can be created under Title 9 of the UCC (collectively, the “Second Lien UCC Collateral”) constitute perfected security interests under the UCC in favor of the Second Lien Collateral Agent for the benefit of the holders of the Notes in all right, title and interest of the Partnership in, to and under such Second Lien UCC Collateral, to the extent such security interests can be perfected by the filing of financing statements under the UCC.

Our opinion expressed in paragraphs 5 above with respect to the perfection of security interests is subject to the following exceptions:

(i) In the case of property as to which the security interest attaches after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

(ii) The Second Lien Collateral Agent’s security interest in the Second Lien UCC Collateral will terminate upon a disposition of the Second Lien UCC Collateral authorized by the Second Lien Collateral Agent in accordance with the terms of the Second Lien Collateral Agreement;

Credit Suisse Securities (USA) LLC

As Representative of the several Underwriters

U.S. Bank National Association

May 12, 2014

(iii) In the case of any interest in or claim in or under any policy of insurance, the Second Lien Collateral Agent’s security interest is limited to proceeds payable to the Partnership (and not to any other party named as loss payee under such policies);

(iv) Continued perfection of any security interest in proceeds is subject to Section 9-315 of the UCC;

(v) In the case of any Second Lien UCC Collateral consisting of goods, the Second Lien Collateral Agent’s security interest is subject to the rights of buyers of the goods under Section 9-320 of the UCC and the rights of lessees of the goods under Section 9-321 of the UCC;

(vi) In the case of any Second Lien UCC Collateral consisting of general intangibles, the Second Lien Collateral Agent’s security interest is subject to the rights of licensees in the ordinary course of business under Section 9-321 of the UCC;

(vii) We express no opinion as to any actions that may be required to be taken periodically under the UCC or other applicable law in order for the effectiveness of financing statements or the validity or perfection of any security interest to be maintained;

(viii) We express no opinion on title to any property or the nature or extent of the Partnership’s rights in any property, the enforceability of any security interest or the priority of any lien or security interest;

(ix) We express no opinion as to the sufficiency of the description of “collateral” contained in the Second Lien Collateral Agreement; and

(x) We express no opinion on the perfection of any security interest in money, deposit accounts, letter-of-credit rights, fixtures, as-extracted collateral, timber to be cut, property subject to a certificate of title statute, or other property, the perfection of a security interest in which is governed by federal statute, regulation or treaty.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the real estate syndication laws of the State of Maryland. Our opinion expressed in paragraph 3(a) above is

Credit Suisse Securities (USA) LLC

As Representative of the several Underwriters

U.S. Bank National Association

May 12, 2014

based upon and limited to our consideration of only those Maryland statutes, regulations and rules, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents. Our opinion expressed in paragraph 4 above is based upon and limited to our consideration of only those consents, approvals, authorizations, orders, filings, registrations and qualifications with courts or governmental agencies of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished solely to you for your benefit and the benefit of the other Underwriters. Accordingly, subject to the following sentence, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except (i) Wachtell, Lipton, Rosen & Katz, counsel to the Company, and Cahill Gordon & Reindel LLP, counsel to the Underwriters, who may rely on this opinion as if it were addressed to them for the purpose of delivering their opinions of even date herewith pursuant to the Underwriting Agreement, and (ii) your permitted successors and assigns) without, in each instance, our prior written consent. This opinion may be delivered to, but not relied upon by, any legislative, administrative, regulatory or judicial body if required by applicable law, and any person or entity pursuant to legal process.

Very truly yours,

/s/ Venable LLP